UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2025
Anterix Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3 Garret Mountain Plaza Suite 401 Woodland Park, NJ	07424
(Address of principal executive offices)	(Zip Code)
(973) 771-0300
Registrant’s telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange on which registered
Common Stock, $0.0001 par value	ATEX	The Nasdaq Stock Market LLC
(NASDAQ Capital Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

In April 2023, Anterix Inc. (the “Company”) announced that its wholly-owned subsidiary, PDV Spectum Holding Company, LLC (“PDV Spectrum”), entered into a license purchase agreement with the Lower Colorado River Authority (“LCRA”) under which LCRA purchased 900 MHz spectrum licenses covering 68 counties and more than 30 cities in LCRA's wholesale electric, transmission, and water service area in Texas (the “First LCRA Agreement”).

On January 9, 2025, PDV Spectrum entered into a second license purchase agreement with the LCRA under which the LCRA agreed to purchase additional 900 MHz spectrum licenses covering 34 additional counties in its service area (the “LCRA Expansion Agreement”).

The Company issued a press release announcing the LCRA Expansion Agreement and posted a Fact Sheet (the “Fact Sheet”) containing additional information regarding the material terms of the LCRA Expansion Agreement on the Investor Relations page of its website at: www.investors.anterix.com.

A copy of the press release and Fact Sheet are being filed as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K, respectively, and each is incorporated herein by reference. The information on or accessible through the Company’s website, other than the Fact Sheet, is not incorporated into this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 13, 2025
99.2	Fact Sheet dated January 13, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anterix Inc.

Date: January 13, 2025	/s/ Gena L. Ashe
Gena L. Ashe
Chief Legal Officer and Corporate Secretary
`